UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549




CURRENT REPORT


FORM 8-K


Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934


May 13, 2002
Date of Report (Date of earliest event reported)



DECADE COMPANIES INCOME PROPERTIES, A LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)
0-21455
(Commission File Number) 39-1518732
(IRS Employer Identification No.)

250 Patrick Blvd., Suite 140
Brookfield, WI   53045-5864
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (262)
792-9200

Item 1.  Changes in Control of Registrant

On May 13, 2002, Mr. Jeffrey Keierleber became the beneficial holder of 58.65% of the outstanding Limited Partnership Interests of Decade Companies Income Properties - A Limited Partnership, a Wisconsin limited partnership (the "Partnership"). Mr. Keierleber's acquisition of the Interests was the result of the consummation of a tender offer. On April 8, 2002, Mr. Keierleber and the Partnership, severally and not jointly, initiated a tender offer (the "Offer") to purchase up to 7,700 Limited Partnership Interests at $895.00 per Interest, on the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Acceptance. The Offer expired at 12:00 Midnight, Central Time, on May 10, 2002. Pursuant to the Offer, Mr. Keierleber accepted an aggregate of 2,809.097 Interests at a price of $895.00 per Interest, net to the selling Limited Partners in cash, for an aggregate of $2,514,141.82. Mr. Keierleber used his own personal funds to purchase the 2,809.097 Interests in the Offer. Additionally, pursuant to the Offer, the Partnership accepted an aggregate of 3,000 Interests at a price of $895.00 per Interest net to the selling Limited Partners in cash, for an aggregate amount of $2,685,000. As a result of the purchases, Mr. Keierleber now owns a majority of the limited partnership Interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Decade Companies Income Properties,
  A Limited Partnership
      (Registrant)

By: Decade Companies
(General Partner of the Registrant)

                Date: May 20, 2002       By: /s/ Jeffrey Keierleber
                                    Jeffrey Keierleber, General Partner
                                    (Duly authorized to sign on behalf of
                                            the Registrant)